                                   SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement    [ ]  Confidential, for Use of the Commission
[X]  Definitive Proxy Statement          only (as permitted by Rule 14a-6(e)(2)
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               GUEST SUPPLY, INC.

                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1)  Title of each class of securities to which transaction applies:

        .................................................................

    2)  Aggregate number of securities to which transaction applies:

        .................................................................

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        .................................................................

    4)  Proposed maximum aggregate value of transaction:

        .................................................................

    5)  Total fee paid:

        .................................................................
[  ]  Fee paid previously with preliminary materials.

[  ]  Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:

        .................................................................

    2)  Form, Schedule or Registration Statement No.:

        .................................................................

    3)  Filing party:

        .................................................................

    4)  Date Filed:

        .................................................................

                              GUEST SUPPLY, INC.

                                ---------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MARCH 5, 1997
                                ---------------

                                 Monmouth Junction, New Jersey
                                 January 17, 1997

To the Holders of Common Stock
of GUEST SUPPLY, INC.:

          The Annual Meeting of Shareholders (the "Meeting") of GUEST SUPPLY, INC. (the "Company") will be held at the Novotel Hotel at 100 Independence Avenue in Princeton, New Jersey on Wednesday, March 5, 1997 at 10:00 o'clock A.M., local time, for the following purposes, as more fully described in the accompanying Proxy Statement:

          Proposal 1. To elect two Class B directors of the Company for the three ensuing years.

          Proposal 2. To consider and take action upon a proposal to ratify the Board of Directors' selection of KPMG Peat Marwick LLP to serve as the Company's independent auditors for the Company's fiscal year ending September 30, 1997.

          Proposal 3. To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

          The close of business on January 8, 1997 has been fixed by the Board of Directors as the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting.

          By Order of the Board of Directors,

                                 Paul T. Xenis, Secretary

          YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. IF YOU DO NOT EXPECT TO BE PRESENT, PLEASE MARK, SIGN AND DATE THE ENCLOSED FORM OF PROXY AND MAIL IT IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, SO THAT YOUR VOTE CAN BE RECORDED.

                                PROXY STATEMENT

          This Proxy Statement, which will be mailed commencing on or about January 17, 1997 to the persons entitled to receive the accompanying Notice of Annual Meeting of Shareholders, is provided in connection with the solicitation of Proxies on behalf of the Board of Directors of Guest Supply, Inc. (the "Company") for use at the Annual Meeting of Shareholders (the "Meeting") to be held on March 5, 1997, and at any adjournment or adjournments thereof, for the purposes set forth in such Notice. The Company's executive office is located at 4301 U.S. Highway One, Monmouth Junction, New Jersey 08852.

          Any Proxy may be revoked at any time before it is exercised by written notice to the Secretary of the Meeting. The delivery of a subsequently dated Proxy will have the effect of revoking an earlier Proxy. The casting of a ballot at the Meeting by a shareholder who may theretofore have given a Proxy will not have the effect of revoking the same unless the shareholder so notifies the Secretary of the Meeting in writing at any time prior to the voting of the shares represented by the Proxy.

          At the close of business on January 8, 1997, the record date stated in the accompanying Notice, the Company had outstanding 6,165,375 shares of common stock, without par value (the "Common Stock"), each of which is entitled to one vote with respect to each matter to be voted on at the Meeting. The Company has no class or series of stock outstanding other than the Common Stock.

          A majority of the issued and outstanding shares of Common Stock present in person or by proxy will constitute a quorum for the transaction of business at the Meeting. Abstentions and broker non-votes (as hereinafter defined) will be counted as present for the purpose of determining the presence of a quorum.

          Directors are elected by plurality vote. Adoption of proposal 2 will require the affirmative vote of a majority of the Common Stock present and voting thereon at the Meeting. For the purpose of determining the vote required for approval of matters to be voted on at the Meeting, shares held by shareholders who abstain from voting will be treated as "present" and "entitled to vote" on the matter and, thus, an abstention has the same legal effect as a vote against the matter. However, in the case of a broker non-vote or where a shareholder withholds authority from his proxy to vote the proxy as to a particular matter, such shares will not be treated as "present" and "entitled to vote" on the matter and, thus, a broker non-vote or the withholding of a proxy's authority will have no effect on the outcome of the vote on the matter. A "broker non-vote" refers to shares of Common Stock represented at the Meeting in person or by proxy by a broker or nominee where such broker or nominee (i) has not received voting instructions on a particular matter from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on such matter.

                   I.  PROPOSAL ONE - ELECTION OF DIRECTORS

          At the Meeting, shareholders will elect two directors, denominated as Class B directors, to serve for a term of three years and until a successor shall have been chosen and qualified. This is in accord with the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") which provides for the division of the Board of Directors into three classes with the term of office of the Class B directors expiring at the Meeting. Class C and Class A directors will be elected at the Annual Meetings of Shareholders to be held in 1998 and 1999, respectively. If the number of directors is increased, the increase will be apportioned among the classes so as to make all classes as nearly equal in number as possible.

          It is the intention of each of the persons named in the accompanying form of Proxy to vote the shares represented thereby in favor of the two nominees listed in the table under "Certain Information Concerning Nominees and Directors" below, unless otherwise instructed in such Proxy. Such nominees are presently serving as directors. In case either of the nominees is unable or declines to serve, such persons reserve the right to vote the shares represented by such Proxy for another person duly nominated by the Board of Directors in his stead or, if no other person is so nominated, to vote such shares only for the remaining nominee. The Board of Directors has no reason to believe that either of the nominees will be unable or will decline to serve.

CERTAIN INFORMATION CONCERNING NOMINEES AND DIRECTORS
-----------------------------------------------------

          Certain information concerning the nominees for election as Class B directors and the other directors of the Company is set forth below. Such information was furnished by them to the Company.

                                           Shares of Common
                                          Stock Owned Bene-
Name and Certain                            ficially as of       Percent
Biographical Information                December 31, 1996 (1)   of Class
--------------------------------------  ----------------------  ---------

Nominees for Election
--------------------------------------

THOMAS M. HAYTHE (Class B director),               164,040 (2)       2.6%
age 57; Partner, Haythe & Curley
(attorneys) since February 1982;
Director: Novametrix Medical Systems
Inc. (manufacturer of electronic
medical instruments), Isomedix Inc.
(provider of sterilization services),
Westerbeke Corporation (manufacturer
of marine engine products), Ramsay
Health Care, Inc. (provider of
psychiatric health care services) and
Ramsay Managed Care, Inc. (provider
of managed mental health care
services); Director of the Company
since June 1983.

GEORGE S. ZABRYCKI (Class B director),   34,500 (3)   *
age 54; President, Milwaukee
Seasonings (manufacturer of food
ingredients) since May 1992; Vice
President-Business Planning, Best
Foods Affiliate Group, a Division of
CPC International, Inc., from
November 1991 to May 1992;
Consultant, Aqua-Fab Industries, Inc.
from March 1991 to November 1991;
President and Chief Executive
Officer, Heldor Industries, Inc.
(manufacturer of swimming pools) from
March 1990 to March 1991; Director of
Strategic Development, Specialty
Chemicals Division, Union Carbide
Corporation from August 1989 to
February 1990; President, Amerchol
Corporation (manufacturer of
specialty chemicals) from April 1981
to August 1989; Director of the
Company since November 1990.

Other Directors Whose Term of Office
Will Continue After the Meeting
------------------------------------

PETER L. RICHARD (Class A director),   9,000 (4)        *
age 49; Managing Director, Quasar
Corp. (investment consultants) since
May 1988; Private investor from
December 1987 to May 1988; Senior
Vice President, Moseley Securities
Corporation (formerly Moseley,
Hallgarten, Estabrook & Weeden Inc.)
(investment bankers) prior to
December 1987; Director: New Paraho
Corp. (oil shale technology);
Director of the Company since August
1983.

CLIFFORD W. STANLEY (Class C director), 510,338 (5) 7.7% age 51; President of the
Company since January 1988;
Executive Vice President,
Chief Financial Officer,
Secretary and Treasurer of the
Company from April 1986 to
January 1988; Vice President -
Finance of the Company from
August 1985 to April 1986;
Vice President and Chief
Operating Officer, Transfer
Print Foils, Inc. (hot
stamping foils) from 1984 to
August 1985; Vice President of
Finance, Permacel Division,
Avery International from 1982
to 1984; Vice President,
Johnson & Johnson from 1979 to
1982; Director of the Company
since January 1987.

TERI E. UNSWORTH (Class A director),  253,750 (6)    4.0%
age 45; Vice President - Market
Development of the Company since May
1985; Group Product Director of Vidal
Sassoon, Inc. from 1983 to 1985;
Product Director of Vidal Sassoon,
Inc. from 1981 to 1983; Director of
Sales of Vidal Sassoon, Inc. from
1979 to 1981; Director of the Company
since November 1989.

EDWARD J. WALSH (Class A director),  129,000 (7)     2.0%
age 64; President and Chief Executive
Officer, Sparta Group Ltd. (business
consultants) since 1987; President
and Chief Executive Officer, The Dial
Corporation (consumer products) from
1984 to 1987; President and Chief
Executive Officer, Armour
International (consumer products)
prior to 1984; Director: The WD-40
Company and Nortrust of Arizona
Holding Corporation; Director of the
Company since November 1987.


-------------------

*   Less than one percent.

(1) Each of the nominees and the other directors of the Company has sole voting and investment power with respect to all shares shown in the table as beneficially owned by such person.

(2) Includes 7,500 shares issuable upon the exercise of presently exercisable stock options and 127,500 shares issuable pursuant to presently exercisable warrants held by Mr. Haythe.

(3) Includes 7,500 shares issuable upon the exercise of presently exercisable stock options and 25,500 shares issuable pursuant to presently exercisable warrants held by Mr. Zabrycki.

(4) Consists of 7,500 shares issuable upon the exercise of presently exercisable stock options and 1,500 shares issuable pursuant to presently exercisable warrants held by Mr. Richard.

(5) Includes 195,000 shares issuable upon the exercise of presently exercisable stock options and 270,000 shares issuable pursuant to presently exercisable warrants held by Mr. Stanley.

(6) Includes 135,000 shares issuable upon the exercise of presently exercisable stock options and 116,250 shares issuable pursuant to presently exercisable warrants held by Ms. Unsworth.

(7) Includes 7,500 shares issuable upon the exercise of presently exercisable stock options and 120,000 shares issuable pursuant to presently exercisable warrants held by Mr. Walsh.

      During the past fiscal year, the Board of Directors of the Company met seven times. Each of the persons named in the table above attended at least 75% of the meetings of the Board of Directors and meetings of any committees of the Board on which such person served which were held during the time that such person served, except for Mr. Zabrycki who attended 67% of all such meetings.

      The committees of the Board of Directors include a Stock Option Committee, whose members are Messrs. Richard, Walsh and Zabrycki; a Personnel and Compensation Committee, whose members are Messrs. Haythe, Richard, Walsh and Zabrycki; an Audit Committee, whose members are Messrs. Haythe, Richard, Walsh and Zabrycki; and a Nominating Committee, whose members are Mr. Stanley and Ms. Unsworth. The Stock Option Committee administers the Company's 1983 Stock Option Plan, the 1993 Stock Option Plan and the 1996 Long Term Incentive Plan and determines the persons who are eligible to receive awards thereunder, the number of shares to be subject to each award and the other terms and conditions upon which awards under such plans are granted and made exercisable. The Stock Option Committee also administers the Company's 1983 Employee Stock Purchase Plan and the 1993 Employee Stock Purchase Plan. The Personnel and Compensation Committee administers the formulation and submission to the Board of Directors of recommendations on all matters related to the salaries, bonuses, fringe benefits or compensation of any kind of the executives of the Company. The Audit Committee is authorized to meet and discuss with the representatives of any firm of certified public accountants retained by the Company the scope of the audit of such firm and question such representatives with respect thereto, and to meet with and question employees of the Company with respect to financial matters pertaining to the Company. The Audit Committee is authorized to make periodic reports to the Board of Directors of the Company of its actions and findings. The Nominating Committee is authorized to nominate individuals to serve as directors of the Company. The Nominating Committee will not consider nominees recommended by shareholders. The Stock Option Committee met three times during the fiscal year ended September 30, 1996. The Audit Committee and the Personnel and Compensation Committee each met once during the fiscal year ended September 30, 1996. The Nominating Committee did not meet during such fiscal year.

      The directors and officers of the Company, other than Messrs. Haythe, Richard, Walsh and Zabrycki, are active in its business on a day-to-day basis. No family relationships exist between any of the directors and officers of the Company.

      The Company's Certificate of Incorporation contains a provision, authorized by New Jersey law, which eliminates the personal liability of a director of the Company to the Company or to any of its shareholders for monetary damages for a breach of his fiduciary duty as a director, except in the case where the director breached his duty of loyalty, failed to act in good faith or knowingly violated a law, or obtained an improper personal benefit.

EXECUTIVE COMPENSATION
----------------------

      The following table sets forth information for the fiscal years ended September 30, 1996, 1995 and 1994 concerning the compensation paid or awarded to the Chief Executive Officer and the executive officers of the Company whose total annual salary and bonus exceeded $100,000 during the fiscal year ended September 30, 1996.

                           SUMMARY COMPENSATION TABLE

                                                            Long Term
                          Fiscal                          Compensation
                           Year      Annual Compensation      Awards
 Name and  Principal      Ended      -------------------  --------------      All Other
       Position          Sept. 30     Salary     Bonus     Options (#)    Compensation (1)
----------------------  -----------  ---------  --------  --------------  ----------------
Clifford W. Stanley            1996   $226,696         -         50,000              $2,112
  President, Chief             1995    217,977   $67,080              -               2,112
  Executive Officer            1994    208,577    64,500         75,000               2,249
  and Director

James H. Riesenberg            1996   $174,720   $40,000              -              $2,310
  Vice President -             1995    170,326    86,800              -               2,310
  Operations                   1994    162,769    85,000         37,500               2,249

Teri E. Unsworth               1996   $158,160         -         30,000              $1,729
  Vice President -             1995    152,077   $46,800              -               2,156
  Market Development           1994    145,096    45,000         37,500               2,080
  and Director

Paul T. Xenis                  1996   $128,110         -         30,000              $1,245
  Vice President -             1995    123,182   $37,908              -               1,467
  Finance                      1994    111,980    36,450         30,000               1,241

__________________________

(1) Amounts under "All Other Compensation" are contributions made by the Company on behalf of the executive officer to the Guest Supply, Inc. 401(k) Plan and Trust.

      The following table sets forth the grants of stock options to the executive officers named in the Summary Compensation Table during the fiscal year ended September 30, 1996. The amounts shown for each of the named executive officers as potential realizable values are based on arbitrarily assumed annualized rates of stock price appreciation of five percent and ten percent over the exercise price of the options during the full terms of the options, which would result in stock prices of approximately $24.84 and $39.55, respectively. The amounts shown as potential realizable values for all shareholders represent the corresponding increases in the market value of 6,156,075 outstanding shares of the Common Stock held by all shareholders as of September 30, 1996, which would total approximately $59,036,759 and $149,592,622, respectively. No gain to the optionees is possible without an increase in stock price which will benefit all shareholders proportionately. These potential realizable values are based solely on arbitrarily assumed rates of appreciation required by applicable Securities and Exchange Commission regulations. Actual gains, if any, on option exercises and holdings of Common Stock are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the potential realizable values shown in this table will be achieved.


                       STOCK OPTION GRANTS IN FISCAL 1996

                                                                                Potential Realizable Value
                                                                                at May 1, 2006 at Assumed
                                                                                     Annual Rates of
                                                                                 Stock Price Appreciation
                                                                                     for Option Term
                                                                               ----------------------------
                                                                               If Stock At    If Stock At
                                       Individual Grants                          $24.84         $39.55
                       -----------------------------------------------------   -----------    ------------
                                       % of Total
                                        Options
                                        Granted to    Exercise
                                       Employees         or
                         Options       in Fiscal      Base Price  Expiration
Name                    Granted (#)       Year         ($/Sh)       Date           5%($)         10%($)
----------------------------------------------------------------------------------------------------------
All Shareholders'          N/A         N/A               N/A          N/A       $59,036,759   $149,592,622
Stock Appreciation
Clifford W. Stanley         50,000(1)         30.7%       $15.25  May 1, 2006   $   479,532   $  1,215,229
Teri E. Unsworth            30,000(1)         18.4%       $15.25  May 1, 2006   $   287,719   $    729,137
Paul T. Xenis               30,000(1)         18.4%       $15.25  May 1, 2006   $   287,719   $    729,137

(1) These options become exercisable in cumulative annual installments of 33-1/3% on each of May 1, 1997, May 1, 1998 and May 1, 1999.

          The following table sets forth the number and value of options and warrants held at September 30, 1996, by the executive officers named in the Summary Compensation Table. During the fiscal year ended September 30, 1996, none of such executive officers exercised any options or warrants to purchase shares of Common Stock.


                  OPTION/WARRANT VALUES AT SEPTEMBER 30, 1996

                                                      Value of Unexercised
                         Number of Unexercised            In-the-Money
                          Options/Warrants at         Options/Warrants at
                           Sept. 30, 1996 (#)        Sept. 30, 1996 ($)(1)
                       --------------------------  --------------------------
        Name           Exercisable  Unexercisable  Exercisable  Unexercisable
---------------------  -----------  -------------  -----------  -------------
Clifford W. Stanley        435,000        110,000   $3,802,500       $515,000
James H. Riesenberg        243,750         15,000   $2,200,313       $128,750
Teri E. Unsworth           243,750         45,000   $2,200,313       $128,750
Paul T. Xenis              155,550         39,000   $1,371,888       $ 77,250

__________

(1) In-the-money options or warrants are those where the fair market value of the underlying Common Stock exceeds the exercise price of such option or warrant. The value of in-the-money options and warrants is determined in accordance with regulations of the Securities and Exchange Commission by subtracting the aggregate exercise price of such option or warrant from the aggregate year-end value of the underlying Common Stock.

EMPLOYMENT AGREEMENTS
---------------------

          The Company entered into employment agreements with each of Clifford
W. Stanley, James H. Riesenberg, Teri E. Unsworth and Paul T. Xenis at annual salaries subject to increases at the discretion of the Board of Directors. In May 1996, the Board of Directors increased Mr. Stanley's salary to $232,544, increased Ms. Unsworth's salary to $162,240 and increased Mr. Xenis' salary to $131,414. Pursuant to the terms of the employment agreements, each agreement with Mr. Stanley, Ms. Unsworth and Mr. Xenis has been automatically renewed through the period ending December 31, 1997. Mr. Riesenberg will retire effective January 31, 1997. Mr. Stanley is President, Chief Executive Officer and a director of the Company, Mr. Riesenberg is Vice President-Operations, Ms. Unsworth is Vice President-Market Development and a director of the Company and Mr. Xenis is Vice President-Finance and Secretary. Each agreement also provides for a cash payment of up to three years' annual salary upon termination by the Company of the employee's employment other than for cause and upon the employee's voluntary termination within one year following certain change of control events involving the Company.

COMPENSATION OF DIRECTORS
-------------------------

          The Company pays its directors an annual fee of $10,000 and $1,000 for attending each meeting of the Board of Directors of the Company.

PERSONNEL AND COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
-------------------------------------------------------------------------

          Thomas M. Haythe, a director of the Company and a member of the Personnel and Compensation Committee, is a partner of the law firm of Haythe & Curley, which firm acted as legal counsel to the Company during the past fiscal year. It is expected that Haythe & Curley will continue to render legal services to the Company in the future.

COMPLIANCE WITH SECTION 16(a) OF
THE SECURITIES EXCHANGE ACT OF 1934
-----------------------------------

          Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater than ten percent shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports they file.

          To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during the fiscal year ended September 30, 1996 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent shareholders were complied with, except that Ms. Unsworth failed to make a timely filing of a statement on Form 4 regarding one transaction. Ms. Unsworth has subsequently filed the required report.

PERSONNEL AND COMPENSATION COMMITTEE
REPORT ON EXECUTIVE COMPENSATION
------------------------------------

          The report of the Personnel and Compensation Committee documents the Committee's policies regarding executive officer compensation. The Company's philosophy and objectives in setting compensation are:

          . to offer levels of compensation which are competitive with those offered by other companies in similar businesses;

          . to compensate executives based on each executive's level of responsibility and contribution to the Company's business goals;

          .    to link compensation with the Company's financial performance;
               and

          . to align the interests of the Company's executives with the interests of the Company's shareholders.


          There are three components to executive compensation at the Company: base salary, bonus and stock options.

          Base Salary
          -----------

          Base salary is determined by level of responsibility, individual performance and Company performance, as well as by the need to provide a competitive package that allows the Company to retain key executives. After reviewing individual and Company performance and market studies on salaries at other companies of similar size, the Chief Executive Officer makes recommendations to the Personnel and Compensation Committee concerning officers' salaries, other than his own. The Personnel and Compensation Committee reviews and, with any changes it deems appropriate, approves these recommendations. Using the same review process, the Personnel and Compensation Committee makes decisions pertaining to the Chief Executive Officer's salary.

          Executive Bonus Plan
          --------------------

          The Executive Bonus Plan provides the opportunity for participating executive officers to earn additional compensation by achieving specific net income goals. Under the Executive Bonus Plan, the Company will pay a percentage of each participant's annual base salary as an annual bonus, provided the Company achieves specific net income objectives. These objectives are established by the Board of Directors at the beginning of each fiscal year based on recommendations from the Chief Executive Officer. For the fiscal year ended September 30, 1996, no bonuses were paid.

              Stock Options
              -------------

          The Company periodically grants stock options to its executive officers and other key employees. The primary purpose of stock option grants is to align the interests of the Company's executive officers more closely with the interests of the Company's shareholders by offering the executives an opportunity to benefit from increases in the market price of the Common Stock. Stock options provide long-term incentives that have enabled the Company to attract and retain key employees by encouraging their ownership of Common Stock. The stock option plans are administered by the Stock Option Committee of the Board of Directors, which determines the persons who are to receive options and the number of shares to be subject to each option. In selecting individuals for options and determining the terms thereof, the Stock Option Committee may take into consideration any factors it deems relevant, including present and potential contributions to the success of the Company.

          Compensation of Executive Officers
          ----------------------------------

          The Company has employment agreements with each of Clifford W. Stanley, President and Chief Executive Officer, James H. Riesenberg, Vice President - Operations, Teri E. Unsworth, Vice President - Market Development and Paul T. Xenis, Vice President - Finance. Pursuant to these agreements, the annual base salary of each executive is subject to increases at the discretion of the Board of Directors based upon performance of the Company and performance of the executive. In May 1996, the Board of Directors approved a cost of living increase of approximately 4% in the base salary payable to each of Clifford W. Stanley, Teri E. Unsworth and Paul T. Xenis. In addition, for fiscal year 1996, at Mr. Stanley's recommendation, the Company granted James H. Riesenberg a bonus of $40,000 based upon individual performance and contribution to the growth of the Company.

                         Personnel and Compensation Committee
                                    Thomas M. Haythe
                                    Peter L. Richard
                                    Edward J. Walsh
                                    George S. Zabrycki

PERFORMANCE GRAPH
-----------------

          The following performance graph compares the cumulative total shareholder return on the Common Stock to the NASDAQ Stock Market-US Index and to the Standard and Poor's Lodging-Hotels Index for the Company's last five fiscal years. The graph assumes that $100 was invested in each of the Common Stock, the NASDAQ Stock Market-US Index and the Standard and Poor's Lodging-Hotels Index on September 30, 1991 and that all dividends were reinvested.


                       FIVE YEAR CUMULATIVE TOTAL RETURN
                                COMPARISON GRAPH





                                      Cumulative Total Return
                                      -----------------------

                               9/91   9/92   9/93   9/94   9/95   9/96
    GUEST SUPPLY, INC.        $ 100  $  68  $ 125  $ 233  $ 380  $ 245
    NASDAQ STOCK MARKET - US  $ 100  $ 112  $ 147  $ 148  $ 204  $ 243
    S&P LODGING-HOTELS        $ 100  $ 121  $ 245  $ 229  $ 275  $ 332

INFORMATION CONCERNING CERTAIN SHAREHOLDERS
-------------------------------------------

          The shareholders (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who, to the knowledge of the Board of Directors of the Company, owned beneficially more than five percent of any class of the outstanding voting securities of the Company as of December 31, 1996, each director and each executive officer named in the Summary Compensation Table of the Company who owned beneficially shares of Common Stock and all directors and executive officers of the Company as a group, and their respective shareholdings as of such date (according to information furnished by them to the Company), are set forth in the following table. Except as indicated in the footnotes to the table, all of such shares are owned with sole voting and investment power.

                                             Shares of
                                           Common Stock       Percent
           Name and Address             Owned Beneficially   of Class
--------------------------------------  -------------------  ---------

Dimensional Fund Advisors Inc.........          307,350 (1)       5.0%
 1299 Ocean Avenue
 Santa Monica, California 90401

Palisade Capital Management...........          340,000 (2)       5.5%
 1 Bridge Plaza, Suite 695
 Fort Lee, New Jersey  07024

RCM Capital Management................          477,500 (3)       7.7%
 Four Embarcadero Center, Suite 2900
 San Francisco, California  94111

Rose Capital..........................          531,287 (4)       8.6%
 2480 Colts Neck Road
 Blacklick, Ohio  43004

The Travelers Inc.....................          399,482 (5)       6.4%
 388 Greenwich Street
 New York, New York  10013

Thomas M. Haythe......................          164,040 (6)       2.6%
 237 Park Avenue
 New York, New York 10017

Peter L. Richard......................            9,000 (7)         *
 4301 U.S. Highway One
 Monmouth Junction,
 New Jersey 08852

James H. Riesenberg...................          266,942 (8)       4.2%
 4301 U.S. Highway One
 Monmouth Junction,
 New Jersey 08852



Clifford W. Stanley...................          510,338 (9)       7.7%
 4301 U.S. Highway One
 Monmouth Junction,
 New Jersey 08852

Teri E. Unsworth......................         253,750 (10)       4.0%
 4301 U.S. Highway One
 Monmouth Junction,
 New Jersey 08852

Edward J. Walsh.......................         129,000 (11)       2.0%
 4301 U.S. Highway One
 Monmouth Junction,
 New Jersey 08852

Paul T. Xenis.........................         160,550 (12)       2.5%
 4301 U.S. Highway One
 Monmouth Junction,
 New Jersey 08852

George S. Zabrycki....................          34,500 (13)         *
 4301 U.S. Highway One
 Monmouth Junction,
 New Jersey 08852

All Directors and Officers
 as a Group (eight persons)...........        1,528,120 (6)      20.1%

                                                    (7)(8)
                                                    (9)(10)
                                                    (11)(12)(13)
-------------------------

*   Less than one percent.

(1) Information as to the holdings of Dimensional Fund Advisors Inc., a registered investment advisor ("Dimensional"), is based upon a report on
    Schedule 13G filed with the Securities and Exchange Commission. Such report indicates that 307,350 shares were owned with sole dispositive power and 194,250 shares were owned with sole voting power. Such report indicates that persons who are officers of Dimensional also serve as officers of DFA Investment Dimensions Group Inc. (the "Fund") and The DFA Investment Trust Company (the "Trust"), each an open-ended investment company registered under the Investment Company Act of 1940 and in their capacity as officers of the Fund and the Trust, such persons vote 107,100 shares owned by the Fund and 6,000 shares owned by the Trust. Dimensional is deemed to have beneficial ownership of 307,350 shares, all of which are held in portfolios of the Fund or the Trust, investment vehicles for qualified employee benefit plans. Dimensional serves as investment manager for the Fund and the Trust and, based upon information provided to the Company, disclaims beneficial ownership of all such shares.

(2) Information as to these holdings is based upon a report on Schedule 13G filed with the Securities and Exchange Commission by Palisade Capital Management, a registered investment advisor. This report indicates that 340,000 shares were owned with sole dispositive power and sole voting power.

(3) Information as to these holdings is based upon a report on Schedule 13G filed with the Securities and Exchange Commission by RCM Capital Management, RCM Limited L.P. (the general partner of RCM

    Capital Management) and RCM General Corporation (the general partner of RCM Limited L.P.). This report indicates that 467,000 shares were owned with sole dispositive power, 422,000 shares were owned with sole voting power and 10,500 were owned with shared dispositive power.

(4) Information as to these holdings is based upon a report on Schedule 13G filed with the Securities and Exchange Commission by Rose Capital, a registered investment advisor. This report indicates that 531,287 shares were owned with sole dispositive power and sole voting power.

(5) Information as to these holdings is based upon a report on Schedule 13G filed with the Securities and Exchange Commission by Smith Barney Inc. ("SB"), Smith Barney Holdings Inc. ("SB Holdings"), the sole common stock holder of SB, and The Travelers Inc. ("Travelers"), the sole stockholder of SB Holdings. This report indicates that 399,482 shares were owned with shared voting power and shared dispositive power.

(6) Includes 7,500 shares issuable upon the exercise of presently exercisable stock options and 127,500 shares issuable pursuant to presently exercisable warrants held by Mr. Haythe.

(7) Consists of 7,500 shares issuable upon the exercise of presently exercisable stock options and 1,500 shares issuable pursuant to presently exercisable warrants held by Mr. Richard.

(8) Includes 251,250 shares issuable upon the exercise of presently exercisable stock options held by Mr. Riesenberg.

(9) Includes 195,000 shares issuable upon the exercise of presently exercisable stock options and 270,000 shares issuable pursuant to presently exercisable warrants held by Mr. Stanley.

(10) Includes 135,000 shares issuable upon the exercise of presently exercisable stock options and 116,250 shares issuable pursuant to presently exercisable warrants held by Ms. Unsworth.

(11) Includes 7,500 shares issuable upon the exercise of presently exercisable stock options and 120,000 shares issuable pursuant to presently exercisable warrants held by Mr. Walsh.

(12) Includes 160,050 shares issuable upon the exercise of presently exercisable stock options held by Mr. Xenis.

(13) Includes 7,500 shares issuable upon the exercise of presently exercisable stock options and 25,500 shares issuable pursuant to presently exercisable warrants held by Mr. Zabrycki.

                 II.  PROPOSAL TWO - RATIFICATION OF SELECTION
                            OF INDEPENDENT AUDITORS

          The Board of Directors has selected KPMG Peat Marwick LLP to serve as independent auditors for the Company for the fiscal year ending September 30, 1997. The Board of Directors considers KPMG Peat Marwick LLP to be eminently qualified.

          Although it is not required to do so, the Board of Directors is submitting its selection of the Company's auditors for ratification at the Meeting, in order to ascertain the views of shareholders regarding such selection. If the selection is not ratified, the Board of Directors will reconsider its selection.

          The Board of Directors recommends that shareholders vote FOR ratification of the selection of KPMG Peat Marwick LLP to examine the financial statements of the Company for the Company's fiscal year ending September 30, 1997. It is the intention of the persons named in the accompanying form of Proxy to vote the shares represented thereby in favor of such ratification unless otherwise instructed therein.

          A representative of KPMG Peat Marwick LLP will be present at the Meeting with the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions.

                              III.  OTHER MATTERS

          The Board of Directors of the Company does not know of any other matters which may be brought before the Meeting. However, if any other matters are properly presented for action, it is the intention of the persons named in the accompanying form of Proxy to vote the shares represented thereby in accordance with their judgment on such matters.

                               IV.  MISCELLANEOUS

          If the accompanying form of Proxy is executed and returned, the shares of Common Stock represented thereby will be voted in accordance with the terms of the Proxy, unless the Proxy is revoked. If no directions are indicated in such Proxy, the shares represented thereby will be voted FOR the nominees proposed by the Board of Directors in the election of directors and FOR the ratification of the Board of Directors' selection of independent auditors for the Company.

          All costs relating to the solicitation of Proxies will be borne by the Company. Proxies may be solicited by officers, directors and regular employees of the Company and its subsidiaries personally, by mail or by telephone or telegraph, and the Company may pay brokers and other persons holding shares of stock in their names or those of their nominees for their reasonable expenses in sending soliciting material to their principals.

          It is important that Proxies be returned promptly. Shareholders who do not expect to attend the Meeting in person are urged to mark, sign and date the accompanying form of Proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that their votes can be recorded.

ANNUAL REPORT ON FORM 10-K
--------------------------

          A copy of the Company's Annual Report on Form 10-K, including the financial statements and financial statement schedule for the fiscal year ended September 30, 1996, which is required to be filed with the Securities and Exchange Commission, will be sent without charge to shareholders to whom this Proxy Statement is mailed, upon written request to the Secretary, Guest Supply, Inc., 4301 U.S. Highway One, Monmouth Junction, New Jersey 08852.

SHAREHOLDER PROPOSALS
---------------------

          Shareholder proposals intended to be presented at the 1998 Annual Meeting of Shareholders of the Company must be received by the Company by September 19, 1997 in order to be considered for inclusion in the Company's proxy statement relating to such meeting.

January 17, 1997

                              GUEST SUPPLY, INC.

            PROXY - Annual Meeting of Shareholders - March 5, 1997

     The undersigned, a shareholder of GUEST SUPPLY, INC., does hereby appoint CLIFFORD W. STANLEY and PAUL T. XENIS, or either of them, with full power of substitution, his proxies, to appear and vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Wednesday, March 5, 1997 at 10:00 A.M., local time, or at any adjournments thereof, upon such matters as may properly come before the Meeting.


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

PLEASE          The undersigned hereby instructs said proxies or their
SIGN AND   substitutes to vote as specified below on each of the following
DATE       matters and in accordance with their judgment on any other matters
ON THE     which may properly come before the Meeting:
REVERSE
SIDE
AND
RETURN
PROMPTLY

---------------------------------------------------------------------------------------------------------
  1.  Election of Directors.    FOR all nominees listed below [_]          WITHHOLD AUTHORITY to vote [_]
                                (except as marked to the contrary below)   for all nominees listed below

                                Thomas M. Haythe and George S. Zabrycki

(INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE
             THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

---------------------------------------------------------------------------------------------------------
  2.  Ratification of appointment of KPMG Peat Marwick LLP       FOR [_]  AGAINST [_]    ABSTAIN [_]
      as independent auditors for fiscal 1997.

      The Board of Directors favors a vote "FOR" each item.

      The shares represented by this Proxy will be voted as directed. If no direction is indicated as to
      Items 1 or 2 they will be voted in favor of the Item(s) for which no direction is indicated.

                                 IMPORTANT: Before returning this Proxy, please sign your name or names on the line below exactly as shown hereon. Executors, administrators, trustees, guardians or corporate officers should indicate their full titles when signing. Where shares are registered in the name of joint tenants or trustees, each joint tenant or trustee should sign.

                                 Dated:______________________, 1997
                                 ____________________________(L.S.)
                                  Shareholder(s) Sign Here